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[SSA - logo]  System Software Associates, Inc.                      NEWS RELEASE
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Corporate Headquarters

500 West Madison . Chicago, Illinois, U.S.A. 60661 . Telephone (312) 258-6000 .
Facsimile: (312) 474-7500


        Investor Relations Contact              Corporate Contact
        Joseph J. Skadra                        Roger E. Covey
        Chief Financial Officer                 CEO and Chairman
        (312) 258-6000                          (312) 258-6000
        Facsimile: (312) 474-7500               Facsimile (312) 474-7500
        jskadra@ssax.com                        rec@ssax.com

For Immediate Release
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                 SSA Announces Best Ever Third Quarter Revenue
                       License Fee Revenue Growth of 84%

Chicago, IL, August 11, 1997 - System Software Associates, Inc. (NASDAQ: SSAX) announced today that revenues for its fiscal third quarter ended July 31, 1997, were a record $114.7 million, an increase of 58.6 percent when compared to $72.3 million recorded in the same period of the prior year. Software license fee revenues in Q3 1997 were $83.2 million, an increase of 84.1% when compared to $45.2 million recorded in Q3 1996. Client services revenues grew 16.2 percent to $31.5 million in the quarter just ended, as compared to $27.1 million in Q3 1996.

Software license fee revenues grew 47% during the first nine months of 1997 to $213.4 million versus $145.2 million recorded during the same period of 1996. Client services revenues for the first nine months of 1997 were $91.6 million as compared to $86.2 million in the first nine months of 1996, an increase of 6.3%. Total revenues for the first nine months of 1997 were $305.0 million as compared to $231.4 million in the first nine months of 1996, an increase of 31.8%.

Joseph J. Skadra, Vice President and CFO said that: "The company ended its fiscal third quarter with cash balances in excess of $31 million due to experiencing positive cash flow of more than $11 million." Mr. Skadra emphasized, however, that the release was intended only to disclose revenue results and that no conclusions concerning any other income statement or balance sheet item should be drawn until the firm's formal announcement of third quarter earnings. The company expects to release its full Q3 1997 earnings report on its usual schedule, during the week of August 18, 1997.

About SSA
The industry leader in delivering Business Value Through Object Technology, SSA provides the most robust application functionality available for industrial sector enterprise-wide information systems. The BPCS Client/Server solution delivers unparalleled agility and re-configurability to meet changing market demands through a quantum leap forward in ERP technology that delivers significant business benefits, including century dating. The BPCS Client/Server product suite delivers competitive advantage by integrating all mission critical operations from global financials to multi-mode manufacturing to


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management of the total supply chain, including Electronic Commerce and EDI.
SSA's Distributed Object Computing Architecture (DOCA) provides the computing platform choice, whether IBM AS/400 or RS/6000, Digital, Hewlett-Packard, a combination of these or server access via the Internet. Database options include Oracle, Informix and DB2/400. Over 8,000 multi-national customers in various vertical markets - automotive, chemical, consumer goods, electronics, fabrication and assembly, food/beverage, forest products, pharmaceutical - have implemented an SSA ERP system. SSA and its strategic partners provide full implementation support for BPCS Client/Server in over 70 countries worldwide. Visit SSA's homepage at http://www.ssax.com.

Safe Harbor
The statements contained in this release regarding SSA's future operating results and performance and business prospects are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "expect," "outlook" and similar expressions, as they relate to SSA or its management, have been used to identify such forward-looking statements. These statements reflect SSA's current beliefs and specific assumptions with respect to future business decisions and are based on information currently available to SSA. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause SSA's actual operating results, performance or business prospects to differ from those expressed in, or implied by, these statements.

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